                                                                     Exhibit (l)




                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                                October ___, 2001



Equity Securities Trust I
c/o Puglisi & Associates
850 Library Avenue
Suite 204
Newark, DE 19711


                  Re:      Equity Securities Trust I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Equity Securities Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on April 11, 2000;

                  (b) The Restated Certificate of Trust, as filed with the Secretary of State on October 3, 2001;

                  (c) The Restated Certificate of Trust, as filed with the Secretary of State on October ___, 2001;

                  (d) The Declaration of Trust, dated as of April 11, 2000, between Alan Rifkin, as initial sponsor (the "Initial Sponsor"), and Donald J. Puglisi, as initial trustee (the "Initial Trustee");

                  (e) The Amended and Restated Declaration of Trust, dated as of October ___, 2001 (the "Declaration of Trust"), among the Initial Sponsor, the Initial Trustee, Donald J. Puglisi, William R. Latham III and James B. O'Neill, as trustees (the "Trustees"), Salomon
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Equity Securities Trust I
October ___, 2001
Page 2


Smith Barney Inc., as sponsor (the "Sponsor"), and the Holders of the Equity Securities Trust (defined below) issued by the Trust;

                  (f) The Registration Statement (the "Registration Statement") on Form S-3 (Registration Number ___________), including a preliminary prospectus (the "Prospectus"), relating to the Equity Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, an "Equity Security" and collectively, the "Equity Securities"), filed by the Sponsor and the Trust with the Securities and Exchange Commission (the "SEC") on or about October ___, 2001; and

                  (g) A Certificate of Good Standing for the Trust, dated May 2, 2001, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom an Equity Trust Security is to be issued by the Trust (collectively, the "Equity Trust Security Holders") of an Equity Trust Security Certificate for
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Equity Securities Trust I
October ___, 2001
Page 3


such Equity Security and the payment for such Equity Trust Security, in accordance with the Declaration of Trust and the Registration Statement, and
(vii) that the Equity Trust Securities are issued and sold to the Equity Trust Security Holders in accordance with the Declaration of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

                  2. The Equity Trust Securities of the Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Equity Trust Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Equity Trust Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Certain Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                                            Very truly yours,

DKD/jmb                                     /s/ Richards, Layton & Finger, P.A.